    CENTERPOINT ENERGY, INC.  INSIDER TRADING POLICY  Revised: February 14, 2025    I. Purpose    The purpose of  this  Insider Trading Policy  (this “Policy”)  is  to  set out  the general  standards  regarding  transactions  in  the  securities  of  CenterPoint  Energy,  Inc.  and  its  subsidiaries (collectively, the “Company”). It has been adopted to promote compliance with  securities  laws  that  prohibit  certain  individuals  who  are  aware  of  material  nonpublic  information  about  a  company  from  (i)  transacting  in  securities  of  that  company,  or  (ii)  providing material nonpublic information to other persons who may transact on the basis  of that information (“Insider Trading”). Because the Company is committed to conducting  its  business  affairs  in  a  manner  consistent  with  the  highest  ethical  standards  and  all  applicable  legal  requirements,  it will be a violation of  this Policy  for officers, employees,  directors, contractors and consultants of the Company to engage in Insider Trading.     II. Policy  It is the policy of the Company that no officer, employee, member of the Board of  Directors  of  the  Company  (each,  a  “Director”),  Related  Person  (as  defined  below),  or  contractor or consultant of the Company (collectively, “Insiders”) who is aware of material  nonpublic information relating to the Company may, directly, or indirectly, either (i) transact  in Company Securities (as defined below), or (ii) pass on such information to others, except  in  the  limited  circumstances  described  in  Section  IV.A.  below.  Additionally,  while  the  guidelines and transaction restrictions in the Policy are not applicable to transactions by the  Company  itself,  transactions  by  the  Company  will  only  be  made  in  accordance  with  applicable securities laws, including those relating to insider trading.  “Company  Securities”  include  common  stock,  including  shares  held  through  a  company stock fund under the Company’s Savings Plan (as discussed below in Section IV),  preferred stock, debt securities and convertible securities of the Company, and derivative  securities (whether or not issued by the Company) such as options, puts and calls and any  other security that relates to, or derives its value by reference to, any securities issued by  the Company. Transactions  subject  to  this Policy  include purchases,  sales, gifts or other  transfers or acquisitions and dispositions of Company Securities, as well as the securities of  other companies in certain circumstances as set forth in Section IV.C. below. Investments in  mutual funds, index funds and exchange‐traded funds that, in each case, are invested in a  broad portfolio of companies, including Company Securities, are not transactions subject to  this Policy as long as (i) the Insider does not control the investment decisions on individual  stocks within the fund or portfolio and (ii) Company Securities do not represent a substantial  portion of the assets of the fund or portfolio.  Additional  restrictions  in  transacting  in  Company  Securities  apply  to  Directors,  officers and certain Designated Employees (as defined below). Such additional restrictions  are discussed below in Section V.

      III. Definition/Explanations    A. What is “Material” Information?    The materiality  of  information  depends  upon  the  circumstances.  Information  is  considered “material”  if there is a substantial  likelihood that a reasonable  investor would  consider it important in making a decision to buy, sell or hold a security or the information  could reasonably be expected to affect the market price of the security. Material information  can be positive or negative and can relate to virtually any aspect of a company’s business or  to any type of  security, whether debt or equity. Depending on  the circumstances,  some  examples of information that may be material include:     financial results, financial condition, earnings pre‐announcements or guidance, projections,  or  forecasts,  particularly  if  inconsistent  with  a  company’s  public  guidance  or  the  expectations of the investment community;      restatements of financial results, material impairments, write‐offs, or restructurings;    significant corporate events, such as a pending or proposed merger, joint venture, or tender  offer, a  significant  investment,  the acquisition or disposition of a  significant business or  asset, or a change in control of a company;   significant  legal  or  regulatory  developments,  whether  positive  or  negative,  actual  or  threatened, including litigation or the resolution of litigation;   the occurrence of, or active investigation into, a significant cybersecurity risk, cybersecurity  incident, or data breach;     the creation of significant  financial obligations or any default under or acceleration of any  financial obligation;   significant changes in a company’s objectives or long‐term capital plan;   major  personnel  changes,  such  as  changes  in  senior  management,  or  major  labor  negotiations or disputes;   major events involving a company’s securities, including calls of securities for redemption,  adoption of stock repurchase programs, stock splits, changes in dividend policies, public or  private  securities  offerings, modifications  to  the  rights  of  security  holders  or  notice  of  delisting from a national securities exchange; and   impending bankruptcy or financial liquidity problems.  The above list is for illustrative purposes only and is not an exhaustive list of all types  of information that may be considered “material” depending on the circumstances.

    B. What is “Nonpublic” Information?    Information is “nonpublic” if it is not generally known or available to the public. For  information to be considered public, it must be widely disseminated in a manner making it  generally available to the investing public such as through a report filed with the Securities  and Exchange Commission (the “SEC”), media outlets such as Dow Jones, Reuters Economic  Services, The Wall Street Journal, the Associated Press, or United Press  International, or  through other means that are reasonably designed to provide broad non‐exclusionary access  to the information (e.g., information provided during the Company’s quarterly earnings calls  or on the  Investors section of the Company’s website). The circulation of rumors, even  if  accurate and reported in the media, does not constitute effective public dissemination.     In addition, even after  information  is widely disseminated, a reasonable period of  time must elapse for the market to fully absorb the information for the information to be  considered “public.” As a general rule, an Insider must allow approximately two full trading  days to elapse following public disclosure before information is considered to be “public.”  Nevertheless, depending on the particular circumstances, the Company may determine that  a longer or shorter period should apply to the release of specific information.     C. Who is a “Related Person”?    For  purposes  of  this  Policy,  a  “Related  Person”  includes  (1)  your  spouse, minor  children and anyone else living in your household, (2) any family member who does not live  in your household, but whose transactions in securities are directed by you or are subject to  your influence and control, or (3) any entity that you have the power to influence or control,  including but not  limited to any corporations,  limited  liability companies, partnerships, or  trusts, whether through having substantial beneficial ownership, serving as trustee or in any  other manner. Although a person’s parent, child or sibling may not be considered a Related  Person, a parent or sibling may be a “tippee” for securities laws purposes.       This Policy applies to Related Persons and you are responsible for the transactions  of such other persons or entities. Therefore, you are responsible for assuring that Related  Persons adhere to this Policy and you should  make them aware that they need to confer  with you before they transact in Company  Securities.     IV. Guidelines    A. Non‐disclosure of Material Nonpublic Information    Material nonpublic information regarding the Company or other companies as set  forth in Section IV.C. below must not be disclosed to anyone except certain designated  persons within the Company or certain third‐party agents (such as investment banking  advisors or outside legal counsel) whose positions require them to know it until the  information has been publicly released by the Company or is no longer material, unless  such disclosure is made in accordance with the Company’s policies regarding the  protection or authorized external disclosure of information regarding the Company.

      B. Recommendations Regarding Company Securities Are Prohibited    You must  never  recommend  that  another  person  hold  or  transact  in  Company  Securities  while  you  are  in  possession  of  material  nonpublic  information  about  the  Company.    C. Applicability Beyond the Company    This  Policy  and  the  guidelines  described  herein  also  apply  to material  nonpublic  information  relating  to  (1)  the  Company’s  customers,  suppliers,  competitors,  or  joint  venture  partners  and  (2)  companies  involved  in  a  potential  transaction  or  business  relationship with the Company, when material nonpublic information about such companies  is  provided  to  the  Company  confidentially  and  you  obtain  it  in  the  course  of  your  employment by or affiliation with the Company.    D. Post‐Termination Transactions    This  Policy  continues  to  apply  to  transactions  in  Company  Securities  even  after  termination of service to the Company. An Insider who is no longer employed by or affiliated  with the Company, but who  is  in possession of material nonpublic  information about the  Company or another company as set forth in Section IV.C. above, must continue to comply  with this Policy, except  for the provisions regarding preclearance under Section V of this  Policy, and may not transact in Company Securities or the securities of another company as  set forth in Section IV.C. above until the material information in such person’s possession  becomes public or is no longer material.    E. Hedging Prohibited    No  Insider may hedge the risk of ownership of Company Securities by purchasing,  selling, or writing options on Company Securities or engaging in transactions in other third‐ party derivative securities with respect to the Company Securities. Prohibited hedging or  monetization  transactions  include  a number of possible mechanisms, including the use of  financial instruments such as prepaid variable forwards, equity swaps, collars and exchange  funds.     F. Application of Policy to Company Compensation and Benefit Plans and the Company’s  Investor’s Choice Plan    Officers and employees of the Company have the opportunity to participate in the  Company’s Savings Plan and may also receive Company Securities  through awards made  under Company incentive compensation plans. Officers, employees and Directors may also  invest in Company Securities through the Investor’s Choice Plan, the Company’s direct stock  purchase and dividend reinvestment plan. In making decisions that involve your Company  Securities account in the Company’s Savings Plan, awards under the Company’s  incentive  compensation plans, or purchases of Company Securities through the Company’s Investor’s  Choice Plan, you should observe the following:

       Savings Plan  This Policy does not apply to your periodic contribution of money to the Company common  stock fund in the Savings Plan pursuant to your payroll deduction election made when you  were not aware of material nonpublic information regarding the Company. This Policy does  apply, however, to certain elections you may make under the Savings Plan, including: (a) an  election to begin making contributions or to  increase or decrease the percentage of your  periodic contributions  that will be allocated  to  the Company common stock  fund;  (b) an  election to make an  intra‐plan transfer of an existing account balance  into or out  of the  Company common stock fund; (c) changing your election to reinvest dividends paid on your  investment in the Company common stock fund or to receive the dividends in  cash; (d) an  election to borrow money against your Savings Plan account  if the  loan will result  in  a  liquidation of some or all of your Company common stock fund balance; and (e) an election  to pre‐pay a plan loan if the pre‐payment will result in allocation of loan proceeds  to the  Company common stock fund.    Incentive Compensation  Plans  This Policy does not apply to the vesting of stock awards, performance share awards, or  option awards under the Company’s Long Term Incentive Plan (“LTIP”) or to the exercise of  a tax withholding right under the LTIP pursuant to which you elect to have the Company  withhold shares of stock to satisfy the tax withholding requirements upon the vesting of a  stock award or performance share award. This Policy also does not apply to the exercise of  stock option awards, including where you pay the exercise price and tax withholding using  cash out‐of‐pocket or as a result of a net exercise of the options. However, this Policy does  apply to any market sale of stock received by an individual under the LTIP upon the vesting  of  a stock award or performance share award. Additionally, this Policy applies to the sale  of stock received by an individual upon the exercise of stock options  (including in connection  with a broker’s cashless exercise procedure).   Investor’s Choice Plan  This Policy does not apply to previously authorized purchases of Company Securities under  the Investor’s Choice Plan  resulting from your  reinvestment of dividends paid on Company  Securities pursuant to your election made when you were not aware of material nonpublic  information  regarding  the Company.  This Policy does apply, however,  to  (a) your  initial  election to participate in the plan, (b) changing your level of participation in the  plan, (c)  voluntary  purchases  of  Company  Securities  resulting  from  additional  contributions  you  choose to  make  to  the  plan,  and  (d)  your  sale  of  any  Company  Securities  purchased  pursuant  to the plan.    G. Avoid Speculation and Other Prohibited Transactions    Officers and Directors and their Related Persons may not trade in options, warrants,  puts  and  calls  or  similar  instruments  relating  to  Company  Securities  or  sell  Company  Securities “short.” In addition, Insiders may not hold Company Securities in margin accounts

    or pledge Company Securities as collateral for a loan.     H. Rule 10b5‐1 Plans    Rule 10b5‐1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the  “Exchange Act”), provides an affirmative defense from Insider Trading  liability under Rule  10b‐5 of the Exchange Act. In order to be eligible to rely on this defense, a person subject to  this Policy must enter  into a Rule 10b5‐1 plan for transacting  in Company Securities that  meets certain conditions specified in the Rule (a “Trading Plan”) and the Trading Plan must  be entered into and approved in accordance with the Company’s Trading Plans Guidelines  set forth in Exhibit A of this Policy. If the plan meets the requirements of the Rule and those  listed on Exhibit A, subsequent transactions in Company Securities may occur pursuant to  the  Trading  Plan  regardless  of  whether  such  person  is  aware  of  material  nonpublic  information about the Company at the time of the transaction and are not subject to the  prohibitions on transactions in Company Securities set forth in this Policy.      V. Additional Restrictions For Directors, Officers and Certain Designated Employees    The Company has established additional procedures to assist with the  administration of this Policy, facilitate compliance with laws prohibiting Insider Trading,  and avoid the appearance of impropriety. These additional procedures are applicable only  to Directors, Section 16 Officers (as defined below), and certain employees who, by virtue  of their position and access to material nonpublic information, are designated (collectively,  and together with Directors and Section 16 Officers, the “Designated Individuals”) and  notified thereof in writing by the Corporate Secretary as being subject to the pre‐clearance  procedures and transaction restrictions described below.     A. Blackout Periods    In addition to being subject to all of the other  limitations  in this Policy, there are  certain  time  periods  during  which  the  Designated  Individuals  are  prohibited  from  transacting in Company Securities. These periods are called “Blackout Periods.” Designated  Individuals are prohibited from transacting in Company Securities beginning on the 10th day  of  the  last month of each  fiscal quarter and  continuing until  two  full  trading days have  passed following the dissemination of the Company’s earnings release for that quarter.    In addition to these regularly scheduled Blackout Periods, the Company may from  time to time  require some or all Designated  Individuals, and/or  certain other  Insiders,  to  refrain from transacting  in Company Securities and/or the securities of another company  because of the occurrence of nonpublic developments that are material to the Company  and/or another company.  In  these cases,  the persons so advised may not engage  in any  transaction  involving  Company  Securities  and/or  the  securities  of  such  other  designated  company, as applicable, until advised  that  the  restriction has been  lifted, and  should not  disclose to others inside or outside of the Company the fact that the Company has imposed  a restriction on such transactions.    The Company’s officers (as that term is defined in Section 16 of the Exchange Act)

    (“Section 16 Officers”) and Directors (collectively with the Section 16 Officers, the “Section  16 Group”) are prohibited from purchasing, selling or otherwise acquiring equity securities  of the Company during specified pension fund Blackout Periods if the Section 16 Officer or  Director  acquires  the  equity  securities  in  connection  with  service  or  employment.  If  circumstances arise necessitating imposition of a pension fund Blackout Period that triggers  such a transaction prohibition, the applicable Section 16 Group members will be notified.     Transaction restrictions during Blackout Periods, except with regards to pension fund  Blackout  Periods,  do  not  apply  to  transactions made  under  a  Trading  Plan  adopted  in  accordance with  this  Policy,  although  Trading  Plans may  not  be  adopted, modified  or  amended during Blackout Periods.    Transacting in Company Securities by Designated Individuals outside of a Blackout  Period requires pre‐clearance by the Corporate Secretary and should not be considered a  “safe harbor,” as all Insiders and other persons should use good judgment at all times to  comply with this Policy and applicable securities laws.     B. Pre‐Clearance    Designated  Individuals  must  obtain  prior  written  approval  from  the  Corporate  Secretary  before  transacting  in  Company  Securities.  Each Designated  Individual  should  request pre‐clearance from the Corporate Secretary at least two business days in advance  of any proposed transaction  in Company Securities. The Corporate Secretary  is under no  obligation to approve a transaction submitted for pre‐clearance and may determine not to  permit  the  transaction. Pre‐clearance of any  transaction  is only valid for a period of five  business days and may be rescinded at any time upon notice from the Corporate Secretary.  If the Designated Individual becomes aware of material nonpublic information concerning  the Company before  the  transaction  is executed,  the preclearance shall be void and  the  transaction must not be completed.     Pre‐clearance restrictions do not apply to transactions made under a Trading Plan  adopted in accordance with this Policy.     C. Restrictions on Dispositions – Rule 144 Reporting    Members of the Section 16 Group should advise their respective brokers that they  are subject to Rule 144 of the Securities Act of 1933, as amended, and that sale  transactions should be handled as a Rule 144 sale.  If there is any question, contact the  Corporate Secretary.    VI. Penalties for Insider Trading    Violations  of  laws  regarding  Insider  Trading may  subject  individuals  to  civil  and  criminal penalties,  including  fines and  imprisonment.  In addition, violations of this Policy  shall  be  grounds  for  disciplinary  action,  including,  but  not  limited  to,  termination  of  employment or other relationships with the Company.

    VII. Individual Responsibility    You are responsible for making sure that you comply with this Policy, and that any  Related Person also complies with this Policy. In all cases, the responsibility for determining  whether you are  in possession of material nonpublic  information rests with you, and any  action of the Company, the Company’s legal counsel, or any other associate pursuant to this  Policy (or otherwise) does not in any way constitute legal advice or insulate you from liability  under  applicable  securities  laws.  Please  consult  with  your  personal  legal  and  financial  advisors as needed.   VIII. Administration of This Policy    This Policy  is administered by the Company’s Corporate Secretary, and references  made herein to the Company’s Corporate Secretary shall refer to the Company’s Corporate  Secretary and the Corporate Secretary’s designees. All determinations and interpretations  by  the Company’s Corporate  Secretary  shall be  final  and  not  subject  to  further  review.  Questions regarding this Policy should be directed to the Company’s Corporate Secretary.

    Exhibit A  Guidelines for Trading Plans    Rule 10b5‐1  (the  “Rule”) under  the  Securities Exchange Act of 1934,  as  amended  (the  “Exchange Act”), provides an affirmative defense from insider trading liability under Rule 10b‐5 of  the Exchange Act.  In order  to be eligible  to  rely on  this defense,  individuals must enter  into a  securities trading plan that meets the conditions specified  in the Rule (a “Trading Plan”).  If the  Trading Plan meets the requirements of the Rule, transactions in Company Securities may occur  pursuant to the Trading Plan even when the person who has entered into the Trading Plan is aware  of material nonpublic information. All defined terms not otherwise defined herein are as defined  in the Insider Trading Policy.    The  following  guidelines  apply  to  Trading  Plans  entered  into  by  a  Director,  officer  or  employee of the Company for purposes of transacting in Company Securities:     The Trading Plan must be  in writing and signed by the person adopting the Trading Plan  and such person’s broker.      A Trading Plan must be in a form approved in writing by the Corporate Secretary and meet  the requirements of the Rule and these guidelines. Such Trading Plan should be submitted  to the Corporate Secretary for approval at least seven business days prior to entry into the  Trading Plan.     The Trading Plan must either specify the price, number of shares and date of transactions  ahead of time or provide a written formula or algorithm, or computer program, by which  your broker can determine the price, amount and date of transactions. Alternatively, you  may authorize your broker or another person to make transaction decisions on your behalf  without any subsequent influence by you, and such person must not be aware of material  nonpublic information when doing so.      For the Section 16 Group, no transaction may take place under a Trading Plan until the later  of (a) 90 days after adoption or modification (as specified in the Rule) of the Trading Plan  or (b) two business days following the disclosure of the Company’s financial results  in a  Form 10‐Q or Form 10‐K for the fiscal quarter  in which the Trading Plan was adopted or  modified. In any event, this “cooling‐off period” is subject to a maximum of 120 days after  adoption of the Trading Plan.      For persons who are not in the Section 16 Group, no transaction may take place under a  Trading Plan until 30 days following the adoption or modification of a Trading Plan.     Individuals party to a Trading Plan may not enter  into, amend, modify or terminate the  Trading Plan while they are aware of material nonpublic information or during a Blackout  Period to which they are subject. Further, amendments, modifications, suspensions and  terminations of Trading Plans require preapproval by the Corporate Secretary.      Members of the Section 16 Group must include a written representation in the Trading Plan certifying to the Company at the time of adoption or modification of the Trading Plan that  (i)  the  person  is  not  aware  of material  nonpublic  information  about  the  Company  or  Company Securities, (ii) the person is adopting or modifying the Trading Plan in good faith  and not as part of a plan or scheme to evade the prohibitions of the prohibitions on insider  trading and (iii) the Trading Plan meets all of the requirements of the Rule.      Subject to certain limited exceptions specified in the Rule, you may not have outstanding  (and may not subsequently enter into any additional) Trading Plans for purchases or sales  of any Company Securities on the open market that cover overlapping periods.      Subject to certain limited exceptions specified in the Rule, you are limited in any 12‐month  period to only one Trading Plan designed to effect an open market purchase or sale of the  total amount of securities subject  to  the Trading Plan  in a single  transaction  in any 12‐ month period.     You must enter into any Trading Plan in good faith and act in good faith with respect to any  Trading Plan. A Trading Plan cannot be entered into as part of a plan or scheme to evade  the prohibitions on insider trading.      If the person that adopted the Trading Plan terminates the Trading Plan prior to its stated  duration, such person may not transact in Company Securities until after the expiration of  30 calendar days following such termination, and then only in accordance with this Policy.     The Trading Plan must provide the Company with the authority to require the suspension  or cancellation of the Trading Plan at any time.    Each member of  the  Section  16 Group understands  that  the  approval or  adoption of  a  Trading Plan in no way reduces or eliminates the obligations of the Company’s Section 16 Group  under Section 16 of the Exchange Act, including such person’s disclosure obligations and liability for  short‐swing trading. If any questions arise, such person should consult with their own counsel  in  implementing a Trading Plan.     Further, the Company and members of the Section 16 Group must make certain disclosures  in  SEC  filings  concerning  Trading  Plans. Members  of  the  Section  16  Group must  provide  any  information requested by the Company regarding Trading Plans for the purpose of providing the  required disclosure or any other disclosures that the Company deems to be appropriate under the  circumstances.